Exhibit 99.2

[Horace Mann Educators Corporation logo]

Contact information:

Ryan Greenier, Vice President, Investor Relations

217-788-5738

HORACE MANN REPORTS FIRST QUARTER 2017

NET INCOME PER SHARE AND OPERATING EPS OF $0.37

•	Property and Casualty net income results significantly impacted by $0.27 cents of elevated catastrophe losses, as well as adverse non-catastrophe weather-related losses
•	Solid operating results in Retirement and Life segments
•	Retirement assets under management increased 9% from a year ago
•	Sales increased across all business segments; double-digit growth in Life sales continues

SPRINGFIELD, Ill., April 24, 2017 — Horace Mann Educators Corporation (NYSE:HMN) today reported financial results for the three months ended March 31, 2017:

Horace Mann Financial Highlights
	Three months ended March 31,
($ in millions, except per share amounts)	2017	2016	Change
Total revenues	$287.3	$271.3	5.9%
Net income	15.3	25.2	-39.3%
Net realized investment gains (losses) after tax	(0.1)	(0.4)
Operating income*	15.4	25.6	-39.8%
Per diluted share:
Net income	0.37	0.61	-39.3%
Net realized investment gains (losses) after tax	(0.00)	(0.01)
Operating income*	0.37	0.62	-40.3%
Book value per share	32.60	33.11	-1.5%
Book value per share excluding
the fair value adjustment for investments*	27.71	27.05	2.4%
Property and Casualty segment net income	2.7	13.8	-80.4%
Property and Casualty combined ratio	105.5%	93.8%	11.7 pts
Property and Casualty underlying combined ratio*	95.3%	86.8%	8.5 pts
Retirement segment net income	$ 11.5	$ 10.6	8.5%
Life segment net income	3.9	3.9	N.M.

N.M. – Not meaningful.

* These measures are not based on accounting principles generally accepted in the United States (“non-GAAP”). They are reconciled to the most directly comparable GAAP measures in the supplemental numerical pages of this document. An explanation of these measures is contained in the Glossary of Selected Terms included as an exhibit in the company’s reports filed with the SEC.

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“Horace Mann’s first quarter operating income was significantly impacted by adverse weather; catastrophe losses were $17.2 million, the highest level ever recorded during the first quarter, and non-catastrophe weather losses also impacted underlying auto and property results. On a positive note, we are seeing signs of improvement in the underlying auto loss ratio when you exclude weather-related impacts. Sales in all business lines were strong, with 9% growth in Property and Casualty, 4% growth in Retirement and continued double-digit growth in Life,” said Horace Mann’s President and Chief Executive Officer Marita Zuraitis.

Property and Casualty Segment

For the quarter, Property and Casualty net income of $2.7 million was $11.1 million lower compared to the prior year period.  The total Property and Casualty combined ratio was 105.5%, reflecting a record level of catastrophe losses in the quarter, as well as elevated non-catastrophe weather-related losses.  Catastrophe losses of $17.2 million pretax were $4.5 million higher than the first quarter of 2016, representing 2.5 points of the combined ratio increase.  Prior years’ reserves continue to develop favorably; however, the favorable development in the current quarter was $1.0 million pretax lower than the amount a year ago, representing 0.7 points of the combined ratio increase.

On an underlying basis, the auto loss ratio of 76.7% was in line with the prior period result on a developed basis, and was in line with full year 2016 results despite the elevated level of weather losses in the first quarter of 2017. The Company remains confident that it is on the right track for 1 point of underlying auto combined ratio improvement for full year 2017.  For property, the increase in the underlying loss ratio from 35.9% for the first quarter of 2016 to 46.9% for the first quarter of 2017 was largely related to the impact of higher non-catastrophe weather-related losses.

Compared to the first quarter of 2016, the Property and Casualty expense ratio of 28.3% increased 1.0 point from a year ago reflecting additional costs related to the Company’s continued infrastructure investments.

Total Property and Casualty written premiums of $152.9 million for the three months ended March 31, 2017 increased 4% compared to the prior year period. The growth was driven primarily by increases in average premium per policy for both auto and property.

Total Property and Casualty sales increased 9% compared to the first quarter of 2016. Auto sales increased 9% while property sales increased 5% compared to the prior year period. Policy retention continues to be strong with auto and property policy retention rates for the current quarter at 83% and 88%, respectively.

The Company adopted a new accounting rule for employee share-based payment accounting in the first quarter of 2017 that required all income tax effects of awards to be recognized in the income statement when the awards vest or are settled rather than through additional paid-in capital in the equity section of the balance sheet. As a result, Property and Casualty recognized an income tax benefit of $1.6 million in its provision for federal income taxes.

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Retirement Segment

For the first quarter of 2017, Retirement segment net income of $11.5 million increased $0.9 million or 9% compared to the prior year period which is primarily due to a $3.4 million pretax increase in net interest margin offset by a $2.6 million pretax increase in operating expenses including costs related to the Company’s continued infrastructure and strategic investments.

The annualized net interest spread on fixed annuity assets was 183 basis points for the first quarters of 2017 and 2016, which reflects the continued low interest rate environment. Total Retirement assets under management of $6.6 billion increased 9% compared to March 31, 2016, and total cash value persistency remained strong at approximately 95%.

For the three months ended March 31, 2017, annuity deposits of $117.3 million increased 4%, or $4.7 million, compared to the prior year period and was attributable to $2.2 million of single premium and $2.5 million of recurring deposits received in 2017.

Life Segment

Life segment net income was $3.9 million for the first quarter of 2017 and comparable to a year ago.

In the current quarter, Life segment insurance premiums and contract deposits of $26.5 million increased 11%, or $2.6 million, compared to the prior year period. Life sales of $4.7 million increased $1.7 million, or 57%, compared to the prior year period, primarily due to an increase in single premium sales. Life persistency of 96% was comparable to 12 months earlier.

Investment Results

Total net investment income increased 7% compared to the three months ended March 31, 2016. In addition to reflecting higher asset balances in the Retirement segment, investment results also reflected an increase in investment prepayment activity and favorable returns on alternative investments, partially offset by the impact of the current low interest rate environment. Pretax net realized investment losses were $0.2 million for the three months ended March 31, 2017, including $2.8 million of other than temporary impairment charges recorded on certain equity and fixed maturity securities.

Horace Mann’s net unrealized investment gains on fixed maturity and equity securities were $351.3 million at March 31, 2017, compared to net unrealized investment gains of $312.2 million at December 31, 2016 and $432.9 million at March 31, 2016.

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Webcast Conference Call

Horace Mann’s senior management will discuss the company’s fourth quarter financial results with investors and analysts on April 25, 2017 at 10:00 a.m. Eastern Time. The conference call will be webcast live on the Internet at investors.horacemann.com and archived later in the day for replay.

Horace Mann — the largest financial services company focusing on educators' financial needs — provides auto, homeowners and life insurance, retirement products and other financial solutions. Founded by Educators for Educators® in 1945, the company is headquartered in Springfield, Ill. For more information, visit www.horacemann.com.

Statements included in this news release that are not historical in nature are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to certain risks and uncertainties. Horace Mann is not under any obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2016 and the company's past and future filings and reports filed with the Securities and Exchange Commission for information concerning the important factors that could cause actual results to differ materially from those in forward-looking statements. The information contained in this press release includes financial measures which are based on methodologies other than United States generally accepted accounting principles (“GAAP”). Reconciliations of non-GAAP measures to the closest GAAP measures are contained in the supplemental numerical pages of this release and additional descriptions of the non-GAAP measures are contained in the Glossary of Selected Terms included as an exhibit to the company’s SEC filings.

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HORACE MANN EDUCATORS CORPORATION

Financial Highlights (Unaudited)

(Dollars in Millions, Except Per Share Data)

	Three Months Ended
	March 31,
	2017	2016	% Change
EARNINGS SUMMARY

Net income	$15.3	$25.2	-39.3%
Net realized investment gains (losses), after tax (see below)	(0.1)	(0.4)	-75.0%
Operating income (A)	15.4	25.6	-39.8%

Per diluted share:
Net income	$0.37	$0.61	-39.3%
Net realized investment gains (losses), after tax (see below)	$-	$(0.01)	-100.0%
Operating income (A)	$0.37	$0.62	-40.3%

Weighted average number of shares and equivalent shares (in millions) - Diluted	41.3	41.5	-0.5%

RETURN ON EQUITY

Net income return on equity (B)	5.4%	6.4%	N.M.
Operating income return on equity excluding the fair value adjustment for investments (A) (C)	6.5%	7.4%	N.M.

FINANCIAL POSITION

Per share (D):
Book value	$32.60	$33.11	-1.5%
Effect of the fair value adjustment for investments (E)	$4.89	$6.06	-19.3%
Book value excluding the fair value adjustment for investments (A)	$27.71	$27.05	2.4%

Dividends paid	$0.275	$0.265	3.8%

Ending number of shares outstanding (in millions) (D)	40.5	40.4	0.2%

Total assets	$10,779.5	$10,231.4	5.4%
Long-term debt, current and noncurrent	247.3	247.0	0.1%
Total shareholders' equity	1,321.8	1,336.0	-1.1%

ADDITIONAL INFORMATION

Net realized investment gains (losses)
Before tax	$(0.2)	$(0.2)	N.M.
After tax	(0.1)	(0.4)	-75.0%
Per share, diluted	$-	$(0.01)	-100.0%

N.M.	- Not meaningful.
(A)	These measures are not based on accounting principles generally accepted in the United States ("non-GAAP"). An explanation of these measures is contained in the Glossary of Selected Terms included as an exhibit in the company's reports filed with the SEC.
(B)	Based on trailing 12-month net income and average quarter-end shareholders' equity.
(C)	Based on trailing 12-month operating income and average quarter-end shareholders' equity which has been adjusted to exclude the fair value adjustment for investments, net of the related impact on deferred policy acquisition costs and the applicable deferred taxes.
(D)	Ending shares outstanding were 40,542,116 at March 31, 2017 and 40,350,937 at March 31, 2016.
(E)	Net of the related impact on deferred policy acquisition costs and the applicable deferred taxes.

HORACE MANN EDUCATORS CORPORATION

Statements of Operations and Supplemental Consolidated Data (Unaudited)

(Dollars in Millions)

	Three Months Ended
	March 31,
	2017	2016	% Change
STATEMENTS OF OPERATIONS

Insurance premiums and contract charges earned	$195.7	$185.5	5.5%
Net investment income	$90.7	$84.7	7.1%
Net realized investment gains (losses)	$(0.2)	$(0.2)	N.M.
Other income	$1.1	$1.3	-15.4%

Total revenues	287.3	271.3	5.9%

Benefits, claims and settlement expenses	144.1	119.5	20.6%
Interest credited	48.8	46.7	4.5%
Policy acquisition expenses amortized	24.9	24.1	3.3%
Operating expenses	48.7	42.8	13.8%
Interest expense	3.0	2.9	3.4%

Total benefits, losses and expenses	269.5	236.0	14.2%

Income before income taxes	17.8	35.3	-49.6%
Income tax expense	2.5	10.1	-75.2%

Net income	$15.3	$25.2	-39.3%

PREMIUMS WRITTEN AND CONTRACT DEPOSITS

Property & Casualty	$152.9	$146.7	4.2%

Retirement deposits	117.3	112.6	4.2%

Life	26.5	23.9	10.9%

Total	$296.7	$283.2	4.8%

SEGMENT NET INCOME (LOSS)

Property & Casualty	$2.7	$13.8	-80.4%

Retirement	11.5	10.6	8.5%

Life	3.9	3.9	N.M.

Corporate and other (A)	(2.8)	(3.1)	-9.7%

Net income	$15.3	$25.2	-39.3%

N.M.	- Not meaningful.
(A)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items. The company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments. See detail for this segment on page 4.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Three Months Ended
	March 31,
	2017	2016	% Change
PROPERTY & CASUALTY

Premiums written	$152.9	$146.7	4.2%
Premiums earned	158.3	152.1	4.1%
Net investment income	9.2	8.8	4.5%
Other income (loss)	-	0.4	N.M.
Losses and loss adjustment expenses (LAE)	122.2	101.2	20.8%
Operating expenses (includes policy acquisition expenses amortized)	44.7	41.6	7.5%
Income before tax	0.6	18.5	-96.8%
Net income	2.7	13.8	-80.4%

Net investment income, after tax	7.4	7.2	2.8%

Catastrophe costs (A)
After tax	11.1	8.3	33.7%
Before tax	17.2	12.7	35.4%

Prior years' reserves favorable (adverse) development, before tax
Automobile	-	-	N.M.
Property	1.0	2.0	-50.0%
Other liability	-	-	N.M.

Total	1.0	2.0	-50.0%

Operating statistics:
Loss and loss adjustment expense ratio	77.2%	66.5%	N.M.
Expense ratio	28.3%	27.3%	N.M.
Combined ratio	105.5%	93.8%	N.M.

Effect on the combined ratio of:
Catastrophe costs (A)	10.8%	8.3%	N.M.
Prior years' reserve development	-0.6%	-1.3%	N.M.

Combined ratio excluding the effects of catastrophe costs and prior years' reserve development ("underlying combined ratio") (B)	95.3%	86.8%	N.M.

Policies in force (voluntary) (in thousands)	703	710	-1.0%
Automobile	484	487	-0.6%
Property	219	223	-1.8%

Policy renewal rate (voluntary) - 12 months
Automobile	83.0%	84.5%	N.M.
Property	87.5%	88.4%	N.M.

N.M.	- Not meaningful.
(A)	Includes allocated loss adjustment expenses and, when applicable, catastrophe reinsurance reinstatement premiums. For the periods presented, there were no reinsurance reinstatement premiums.
(B)	This measure is not based on accounting principles generally accepted in the United States ("non-GAAP").

See footnote (A) on page 1 of these supplemental numerical pages.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Three Months Ended
	March 31,
	2017	2016	% Change
RETIREMENT

Contract deposits	$117.3	$112.6	4.2%
Variable	45.4	37.9	19.8%
Fixed	71.9	74.7	-3.7%
Contract charges earned	6.6	6.1	8.2%
Net investment income	63.4	58.1	9.1%
Interest credited	37.5	35.6	5.3%
Net interest margin (without realized investment gains/losses)	25.9	22.5	15.1%
Other income	0.9	0.8	12.5%
Mortality loss and other reserve changes	(1.1)	(0.9)	22.2%
Operating expenses (includes policy acquisition expenses amortized)	16.1	13.5	19.3%
Income before tax	16.2	15.0	8.0%
Net income	11.5	10.6	8.5%

Pretax income increase (decrease) due to evaluation of:
Deferred policy acquisition costs	$(0.3)	$(0.2)	50.0%
Guaranteed minimum death benefit reserve	-	-	N.M.

Retirement contracts in force (in thousands)	220	212	3.8%
Accumulated account value on deposit / Assets under management	$6,565.4	$6,024.2	9.0%
Variable	2,011.5	1,767.9	13.8%
Fixed	4,553.9	4,256.3	7.0%
Retirement accumulated value retention - 12 months
Variable accumulations	94.7%	94.5%	N.M.
Fixed accumulations	94.4%	94.9%	N.M.

LIFE

Premiums and contract deposits	$26.5	$23.9	10.9%
Premiums and contract charges earned	30.8	27.3	12.8%
Net investment income	18.3	18.0	1.7%
Other income	0.1	0.1	0.0%
Death benefits/mortality cost/change in reserves	20.8	17.4	19.5%
Interest credited	11.2	11.1	0.9%
Operating expenses (includes policy acquisition expenses amortized)	11.8	10.9	8.3%
Income before tax	5.4	6.0	-10.0%
Net income	3.9	3.9	0.0%

Pretax income increase (decrease) due to evaluation of:
Deferred policy acquisition costs	$0.1	$0.1	N.M.

Life policies in force (in thousands)	198	201	-1.5%
Life insurance in force	$17,164	$16,651	3.1%
Lapse ratio - 12 months (Ordinary life insurance)	4.5%	4.2%	N.M.

CORPORATE AND OTHER (A)

Components of income (loss) before tax:
Net realized investment gains (losses)	$(0.2)	$(0.2)	N.M.
Interest expense	(3.0)	(2.9)	3.4%
Other operating expenses, net investment income and other income	(1.2)	(1.1)	9.1%
Loss before tax	(4.4)	(4.2)	4.8%
Net loss	(2.8)	(3.1)	-9.7%

N.M.	- Not meaningful.
(A)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items. The company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Three Months Ended
	March 31,
	2017	2016	% Change
INVESTMENTS

Retirement and Life
Fixed maturities, at fair value (amortized cost 2017, $6,421.1; 2016, $6,022.9)	$6,732.3	$6,407.0	5.1%
Equity securities, at fair value (cost 2017, $80.3; 2016, $35.3)	80.0	35.0	128.6%
Short-term investments	61.9	197.0	-68.6%
Policy loans	151.5	148.6	2.0%
Other investments	174.7	98.8	76.8%
Total Retirement and Life investments	7,200.4	6,886.4	4.6%

Property & Casualty
Fixed maturities, at fair value (amortized cost 2017, $752.1; 2016, $768.4)	778.4	809.5	-3.8%
Equity securities, at fair value (cost 2017, $62.9; 2016, $61.0)	77.0	69.0	11.6%
Short-term investments	3.4	7.0	-51.4%
Other investments	49.2	40.4	21.8%
Total Property & Casualty investments	908.0	925.9	-1.9%

Corporate investments	15.8	12.3	28.5%

Total investments	8,124.2	7,824.6	3.8%

Net investment income
Before tax	$90.7	$84.7	7.1%
After tax	60.4	56.5	6.9%

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